[EXECUTION COPY]

                                  $200,000,000

                                     364-DAY
                       CREDIT AND REIMBURSEMENT AGREEMENT


                                   dated as of


                                December 18, 1997


                                      among


                                USF&G Corporation


                            The Banks Listed Herein,


                   Morgan Guaranty Trust Company of New York,
                             as Administrative Agent

                                       and

                       Deutsche Bank AG, New York Branch,
                             as Documentation Agent

                          -----------------------------

                          J.P. Morgan Securities Inc.,
                                    Arranger

                         Deutsche Morgan Grenfell Inc.,
                                   Co-Arranger

                                      PAGE

                                TABLE OF CONTENTS

                             ----------------------

                                      PAGE

                                    ARTICLE 1
                                   DEFINITIONS

SECTION 1.01.  Definitions.....................................................1
SECTION 1.02.  Accounting Terms and Determinations............................17
SECTION 1.03.  Types and Classes of Borrowings................................18

                                    ARTICLE 2
                                   THE CREDITS

SECTION 2.01.  Commitments to Lend............................................18
SECTION 2.02.  Notice of Committed Borrowing..................................19
SECTION 2.03.  Money Market Borrowings........................................20
SECTION 2.04.  Notice to Banks; Funding of Loans..............................24
SECTION 2.05.  Notes..........................................................25
SECTION 2.06.  Maturity of Loans..............................................25
SECTION 2.07.  Interest Rates.................................................26
SECTION 2.08.  Fees...........................................................30
SECTION 2.09.  Optional Termination or Reduction of Commitments...............30
SECTION 2.10.  Mandatory Termination of Commitments...........................31
SECTION 2.11.  Method of Electing Interest Rates..............................31
SECTION 2.12.  Mandatory and Optional Prepayments.............................33
SECTION 2.13.  General Provisions as to Payments..............................33
SECTION 2.14.  Funding Losses.................................................34
SECTION 2.15.  Computation of Interest and Fees...............................34
SECTION 2.16.  Alternative Currency Advances..................................35
SECTION 2.17.  Takeout of Swingline Loans.....................................36

                                    ARTICLE 3
                                   CONDITIONS

SECTION 3.01.  Closing........................................................37
SECTION 3.02.  Borrowings.....................................................38

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Corporate Existence and Power..................................39
SECTION 4.02.  Corporate and Governmental Authorization; No Contravention.....39
SECTION 4.03.  Binding Effect.................................................40
SECTION 4.04.  Financial Information..........................................40
SECTION 4.05.  Litigation.....................................................41
SECTION 4.06.  Compliance with ERISA..........................................41
SECTION 4.07.  Environmental Matters..........................................41
SECTION 4.08.  Taxes..........................................................42
SECTION 4.09.  Subsidiaries...................................................42
SECTION 4.10.  Not an Investment Company......................................42
SECTION 4.11.  Full Disclosure................................................42

                                    ARTICLE 5
                                    COVENANTS

SECTION 5.01.  Information....................................................43
SECTION 5.02.  Payment of Obligations.........................................45
SECTION 5.03.  Maintenance of Property; Insurance.............................45
SECTION 5.04.  Conduct of Business and Maintenance of Existence...............46
SECTION 5.05.  Compliance with Laws...........................................46
SECTION 5.06.  Negative Pledge................................................46
SECTION 5.07.  Consolidations, Mergers and Sales of Assets; Ownership
               by USF&G Corporation...........................................48
SECTION 5.08.  Use of Proceeds................................................48
SECTION 5.09.  Ratio of Debt to Adjusted Consolidated Tangible Net Worth......48
SECTION 5.10.  Minimum Adjusted Consolidated Tangible Net Worth...............48
SECTION 5.11.  Transactions with Affiliates...................................49

                                    ARTICLE 6
                                    DEFAULTS

SECTION 6.01.  Events of Default..............................................49
SECTION 6.02.  Notice of Default..............................................51

                                    ARTICLE 7
                                   THE AGENTS

SECTION 7.01.  Appointment and Authorization..................................52
SECTION 7.02.  Agents and Affiliates..........................................52
SECTION 7.03.  Action by Agents...............................................52
SECTION 7.04.  Consultation with Experts......................................52
SECTION 7.05.  Liability of Agents............................................52
SECTION 7.06.  Indemnification................................................53
SECTION 7.07.  Credit Decision................................................53
SECTION 7.08.  Successor Agents...............................................53
SECTION 7.09.  Agents' Fees...................................................54

                                    ARTICLE 8
                             CHANGE IN CIRCUMSTANCES

SECTION 8.01.  Basis for Determining Interest Rate Inadequate or Unfair.......54
SECTION 8.02.  Illegality.....................................................55
SECTION 8.03.  Increased Cost and Reduced Return..............................55
SECTION 8.04.  Taxes..........................................................57
SECTION 8.05.  Base Rate Loans Substituted for Affected Fixed Rate Loans......59

                                    ARTICLE 9
                                  MISCELLANEOUS

SECTION 9.01.  Notices........................................................60
SECTION 9.02.  No Waivers.....................................................60
SECTION 9.03.  Expenses; Indemnification......................................60
SECTION 9.04.  Sharing of Set-offs............................................61
SECTION 9.05.  Amendments and Waivers.........................................62
SECTION 9.06.  Successors and Assigns.........................................62
SECTION 9.07.  Collateral.....................................................64
SECTION 9.08.  Governing Law; Submission to Jurisdiction......................64
SECTION 9.09.  Counterparts; Integration; Effectiveness.......................64
SECTION 9.10.  WAIVER OF JURY TRIAL...........................................65
SECTION 9.11.  Existing Credit Agreements.....................................65

Pricing Schedule

Exhibit A -       Note

Exhibit B -       Money Market Quote Request

Exhibit C -       Invitation for Money Market Quotes

Exhibit D -       Money Market Quote

Exhibit E -       Opinion of the General Counsel of the Borrower

Exhibit F -       Opinion of Counsel to the Borrower

Exhibit G -       Opinion of Special Counsel for the Agents

Exhibit H -       Assignment and Assumption Agreement

                                     364-DAY
                       CREDIT AND REIMBURSEMENT AGREEMENT

         AGREEMENT dated as of December 18, 1997 among USF&G CORPORATION, the BANKS listed on the signature pages hereof, MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent, and DEUTSCHE BANK AG, NEW YORK BRANCH, as Documentation Agent.

         The parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

     "ABSOLUTE RATE AUCTION" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

     "ADJUSTED CD RATE" has the meaning set forth in Section 2.07(b).

     "ADJUSTED CONSOLIDATED TANGIBLE NET WORTH" means at any date the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries (1) plus any unrealized holding losses (or less any unrealized holding gains), in each case net of relevant adjustments for deferred policy acquisition costs, on account of available-for-sale debt securities to the extent reflected therein (together with other adjustments, all as determined in accordance with Statement of Financial Accounting Standards No. 115 of the Financial Accounting Standards Board, as amended from time to time, or any successor provision thereto) and (2) plus, to the extent Qualified Deferrable Securities Obligations are not included in consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries, the Equity Portion of Qualified Deferrable Securities Obligations (or, if Qualified Deferrable Securities Obligations are included in consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries, less the Debt Portion of Qualified Deferrable Securities Obligations) and (3) less their consolidated Intangible Assets, all determined as of such date. For purposes of this definition "Intangible Assets" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of (i) all write-ups (other than write-ups resulting from foreign currency translations, write-ups of assets of a going concern business made within twelve months after the acquisition of such business and changes made in accordance with generally accepted accounting principles in the book value of any Investments in Persons other than the Borrower and its Consolidated Subsidiaries) subsequent to September 30, 1997 in the book value of any asset owned by the Borrower or a Consolidated Subsidiary and (ii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible assets (other than deferred policy acquisition costs and net deferred tax assets).

     "ADJUSTED LONDON INTERBANK OFFERED RATE" has the meaning set forth in
Section 2.07(c).

     "ADMINISTRATIVE AGENT" means Morgan Guaranty Trust Company of New York, in its capacity as administrative agent for the Banks hereunder, and its successors in such capacity.

     "ADMINISTRATIVE QUESTIONNAIRE" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Bank.

     "AFFILIATE" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a "Controlling Person") or (ii) any Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "AGENT" means the Administrative Agent or the Documentation Agent, and "AGENTS" means both of them.

     "ALTERNATIVE CURRENCIES" means Canadian dollars, French francs, Swiss francs, Australian dollars, Japanese yen, British pounds sterling, Italian lira and German deutsche marks, provided that any other currency (except Dollars) shall also be an Alternative Currency if (i) the Borrower requests, by notice to the Administrative Agent, that such currency be included as an additional Alternative Currency for purposes of this Agreement, (ii) such currency is freely transferable and freely convertible into Dollars, (iii) deposits in such currency are customarily offered to banks in the London interbank market and
(iv) each Bank either (x) approves the inclusion of such currency as an additional Alternative Currency for purposes hereof or (y) fails to notify the Administrative Agent that it objects to such inclusion within five Domestic Business Days after the Administrative Agent notifies it of the Borrower's request for such inclusion.

     "ALTERNATIVE CURRENCY ADVANCE" means an advance made by a Bank to the Borrower in an Alternative Currency pursuant to Section 2.16.

     "ALTERNATIVE CURRENCY ADVANCE REPORT" has the meaning set forth in Section 2.16(c).

     "APPLICABLE LENDING OFFICE" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans and Alternative Currency Advances, its Euro-Dollar Lending Office, (iii) in the case of its Money Market Loans, its Money Market Lending Office and (iv) in the case of its Swingline Loans, its Swingline Lending Office.

     "ASSESSMENT RATE" has the meaning set forth in Section 2.07(b).

     "ASSIGNEE" has the meaning set forth in Section 9.06(c).

     "BANK" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c), and their respective successors.

     "BASE RATE" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

     "BASE RATE LOAN" means a Syndicated Loan which bears interest at the Base Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or the provisions of Section 2.11(a) or Article 8.

     "BENEFIT ARRANGEMENT" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

     "BORROWER" means USF&G Corporation, a Maryland corporation, and its successors.

     "BORROWER'S 1996 FORM 10-K" means the Borrower's annual report on Form 10-K for 1996, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

     "BORROWER'S LATEST FORM 10-Q" means the Borrower's quarterly report on Form 10-Q for the quarter ended September 30, 1997, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

     "BORROWING" has the meaning set forth in Section 1.03.

     "CD BASE RATE" has the meaning set forth in Section 2.07(b).

     "CD LOAN" means a Syndicated Loan which bears interest at a CD Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election.

     "CD MARGIN" has the meaning set forth in Section 2.07(b).

     "CD RATE" means a rate of interest determined pursuant to Section 2.07(b) on the basis of an Adjusted CD Rate.

     "CD REFERENCE BANKS" means Deutsche Bank AG, New York Branch, Morgan Guaranty Trust Company of New York and The Bank of New York.

     "CLASS" refers to the determination whether a Loan is a Revolving Credit Loan or a Term Loan.

     "CLOSING DATE" means the date on which the Documentation Agent shall have received the documents specified in or pursuant to Section 3.01.

     "COMMITMENT" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof, as such amount may be reduced from time to time pursuant to Sections 2.09 and 2.10.

     "COMMITTED LOAN" means a Syndicated Loan or a Swingline Loan.

     "COMMITMENT TERMINATION DATE" means December 17, 1998 or, if any such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

     "CONSOLIDATED SUBSIDIARY" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

     "DEBT" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable, agents' commissions and other similar charges and expenses arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all non-contingent obligations (and, for purposes of Section 5.06 and the definitions of Material Debt and Material Financial Obligations, all contingent obligations) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person (but excluding any such Debt to the extent such Debt exceeds the fair market value of such assets (such fair market value to be established by the Borrower to the reasonable satisfaction of the Required Banks), unless such Debt is assumed), (vii) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities or property and (viii) all Debt of others Guaranteed by such Person, provided that obligations of any Person referred to only in clauses (i) through (iii), inclusive, above shall constitute Debt of such Person only to the extent that they are, or are required to be, recorded on the financial statements of such Person as a liability under generally accepted accounting principles.

     "DEBT PORTION" of Qualified Deferrable Securities Obligations means at any time the amount thereof (including, without duplication, any subordinated Guarantee of payment of Qualified Preferred Securities) that is not the "Equity Portion" of Qualified Deferrable Securities Obligations.

     "DEFAULT" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "DERIVATIVES OBLIGATIONS" of any Person means all obligations (other than obligations incurred as a result of investments in or writing of futures, options, swaps or other derivative transactions in respect of, or based upon, insurance products or risks, including the futures and options contracts relating to catastrophic losses traded on the Chicago Board of Trade or otherwise) of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

     "DOCUMENTATION AGENT" means Deutsche Bank AG, New York Branch in its capacity as documentation agent for the Banks hereunder, and its successors in such capacity.

     "DOLLAR EQUIVALENT" means, as used in each Alternative Currency Advance Report and in respect of any Alternative Currency Advance, the amount of Dollars obtained by converting the outstanding amount of currency of such Alternative Currency Advance, as specified in such Alternative Currency Advance Report, into Dollars at the spot rate for the purchase of Dollars with such currency as quoted by the Administrative Agent at approximately 9:00 A.M. (New York City time) on the date of such Alternative Currency Advance Report (unless another rate or time is agreed to by the Borrower and the Administrative Agent). The Dollar Equivalent of any Alternative Currency Advance at any date shall be the Dollar Equivalent thereof set forth in the Alternative Currency Advance Report most recently delivered on or prior to such date.

     "DOLLARS" and the sign "$" mean lawful money in the United States of America.

     "DOMESTIC BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

     "DOMESTIC LENDING OFFICE" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent; provided that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

     "DOMESTIC LOANS" means CD Loans or Base Rate Loans or both.

     "DOMESTIC RESERVE PERCENTAGE" has the meaning set forth in Section 2.07(b).

     "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

     "EQUITY PORTION" of Qualified Deferrable Securities Obligations means at any time the amount of Qualified Deferrable Securities Obligations that does not exceed the greater of (i) 15% of Total Capital at such time (including, without duplication, any subordinated Guarantee of payment of the related Qualified Preferred Securities, but only if such Guarantee guarantees payment only to the extent that the Subsidiary issuing the Qualified Preferred Securities has funds on hand available for payment) or (ii) $300,000,000, but only for so long as no event of default exists under, or with respect to, any Qualified Deferrable Securities Obligations and no Qualified Deferrable Securities Obligations have been accelerated or may, with the passage of time or the giving of notice, be accelerated.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

     "ERISA GROUP" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

     "EURO" means the currency of participating member states of the European Union that adopt a single currency in accordance with the Treaty on European Union signed February 7, 1992.

     "EURO-DOLLAR BUSINESS DAY" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

     "EURO-DOLLAR LENDING OFFICE" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent. The Applicable Lending Office for any Alternative Currency Advance shall be the Euro-Dollar Lending Office of the Bank making such advance as so set forth and identified unless another office, branch or affiliate of such Bank is hereafter designated as its Euro-Dollar Lending Office for such Alternative Currency Advance by notice to the Borrower and the Administrative Agent.

     "EURO-DOLLAR LOAN" means a Syndicated Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election.

     "EURO-DOLLAR RATE" means a rate of interest determined pursuant to Section 2.07(c) on the basis of a London Interbank Offered Rate.

     "EURO-DOLLAR MARGIN" has the meaning set forth in Section 2.07(c).

     "EURO-DOLLAR REFERENCE BANKS" means the principal London offices of Deutsche Bank AG, Morgan Guaranty Trust Company of New York and The Bank of New York.

     "EURO-DOLLAR RESERVE PERCENTAGE" has the meaning set forth in Section 2.07(c).

     "EVENT OF DEFAULT" has the meaning set forth in Section 6.01.

     "EXCLUDED SUBSIDIARY" means any Subsidiary or Insurance Company Subsidiary other than any (i) Insurance Company Subsidiary with total admitted assets, as of the date of determination, of $25,000,000 or more and (ii) "Significant Subsidiary", as defined in Section 210.1-02(v) of Regulation S-X, as amended from time to time, promulgated by the Securities and Exchange Commission (17 C.F.R. Section 210.1-02(w)).

     "EXISTING CREDIT AGREEMENTS" means (i) the Credit and Reimbursement Agreement dated as of March 29, 1996 among USF&G Corporation, the banks party thereto, the Letter of Credit Issuing Banks named therein and Morgan Guaranty Trust Company of New York, as agent, as amended as of June 30, 1997 (the "EXISTING MORGAN CREDIT AGREEMENT") and (ii) the Credit Agreement dated as of March 29, 1996 among USF&G Corporation, the banks party thereto and Deutsche Bank AG, New York and/or Cayman Island Branches, as agent (the "EXISTING DEUTSCHE BANK CREDIT AGREEMENT").

     "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Administrative Agent.

     "FINAL MATURITY DATE" means the first anniversary of the Commitment Termination Date or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

     "FIXED RATE LOANS" means CD Loans or Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.01(a)) or any combination of the foregoing.

     "GROUP OF LOANS" means at any time a group of Syndicated Loans of the same Class consisting of (i) all Base Rate Loans of such Class outstanding at such time, (ii) all Euro-Dollar Loans of such Class having the same Interest Period at such time or (iii) all CD Loans of such Class having the same Interest Period at such time; provided that, if a Syndicated Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Section 8.02 or 8.05, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

     "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include (i) endorsements for collection or deposit in the ordinary course of business or (ii) if such Person is an insurance company, surety bonds and insurance contracts (including financial guarantee insurance policies) in each case issued in the ordinary course of such Person's business. The term "Guarantee" used as a verb has a corresponding meaning.

     "HAZARDOUS SUBSTANCES" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

     "INDEMNITEE" has the meaning set forth in Section 9.03(b).

     "INSURANCE COMPANY SUBSIDIARY" means any Subsidiary domiciled in the United States of America (including the District of Columbia) and its territories and possessions or any State thereof and licensed or authorized to do an insurance business in any of the foregoing.

     "INTEREST PERIOD" means: (a) with respect to each Euro-Dollar Loan, the period commencing on the date of borrowing specified in the applicable Notice of Committed Borrowing or on the date specified in an applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Borrower may elect in such notice; provided that:

          (i) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day; and

         (ii) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Euro-Dollar Business Day of a calendar month;

          (b) with respect to each CD Loan, the period commencing on the date of borrowing specified in the applicable Notice of Committed Borrowing or on the date specified in an applicable Notice of Interest Rate Election and ending 30, 60, 90 or 180 days thereafter, as the Borrower may elect in such notice; provided that any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day;

          (c) with respect to each Money Market LIBOR Loan, the period commencing on the date of such Loan and ending such whole number of months thereafter as the Borrower may elect in accordance with Section 2.03; provided that:

          (i) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day; and

         (ii) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Euro-Dollar Business Day of a calendar month;

          (d) with respect to each Money Market Absolute Rate Loan, the period commencing on the date of such Loan and ending such number of days thereafter (but not less than seven days) as the Borrower may elect in accordance with
Section 2.03; provided that any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day;

          (e) with respect to each Swingline Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such number of days thereafter (but not more than 10 days) as the Borrower may elect in such notice; provided that any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and


provided further that:

           (x) any Interest Period applicable to any Loan which begins before the Commitment Termination Date and would otherwise end after the Commitment Termination Date shall end on the Commitment Termination Date; and

           (y) any Interest Period applicable to any Loan which would otherwise end after the Final Maturity Date shall end on the Final Maturity Date.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute.

     "INVESTMENT" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

     "LIBOR AUCTION" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to
Section 2.03.

     "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "LOAN" means a Domestic Loan or a Euro-Dollar Loan or a Money Market Loan or a Swingline Loan and "LOANS" means Domestic Loans or Euro-Dollar Loans or Money Market Loans or Swingline Loans or any combination of the foregoing.

     "LONDON INTERBANK OFFERED RATE" has the meaning set forth in Section
2.07(c).

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

     "MATERIAL DEBT" means Debt (other than the Notes) of the Borrower and/or one or more of its Subsidiaries (other than an Excluded Subsidiary), arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding $50,000,000 (or its equivalent in any other currency).

     "MATERIAL FINANCIAL OBLIGATIONS" means a principal or face amount of Debt and/or the then-owed payment obligations in respect of Derivatives Obligations of the Borrower and/or one or more of its Subsidiaries (other than an Excluded Subsidiary), arising in one or more related or unrelated transactions, exceeding in the aggregate $50,000,000 (or its equivalent in any other currency).

     "MATERIAL PLAN" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $15,000,000.

     "MONEY MARKET ABSOLUTE RATE" has the meaning set forth in Section 2.03(d).

     "MONEY MARKET ABSOLUTE RATE LOAN" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

     "MONEY MARKET LENDING OFFICE" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Administrative Agent; provided that any Bank may from time to time by notice to the Borrower and the Administrative Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

     "MONEY MARKET LIBOR LOAN" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.01(a)).

     "MONEY MARKET LOAN" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

     "MONEY MARKET MARGIN" has the meaning set forth in Section 2.03(d).

     "MONEY MARKET QUOTE" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

     "MULTIEMPLOYER PLAN" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

     "NON-RECOURSE DEBT" means Debt, secured only by real property (including fixtures and personal property used therein or thereon and the rents, profits and proceeds arising therefrom), in respect of which the holder of such Debt has no recourse against the Borrower or any Subsidiary (other than a Subsidiary the only assets of which consist of such real property (including fixtures and personal property used therein or thereon and the rents, profits and proceeds therefrom)) or any asset of the Borrower or any Subsidiary (except such real property (including fixtures and personal property used therein or thereon and the rents, profits and proceeds arising therefrom)).

     "NOTES" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "NOTE" means any one of such promissory notes issued hereunder.

     "NOTICE OF BORROWING" means a Notice of Committed Borrowing (as defined in
Section 2.02) or a Notice of Money Market Borrowing (as defined in Section 2.03(f)).

     "NOTICE OF INTEREST RATE ELECTION" has the meaning set forth in Section
2.11.

     "OFFICER'S CERTIFICATE" means a certificate signed by the President, any Vice-President responsible for financial matters, the Treasurer or the Controller of the Borrower.

     "PARENT" means, with respect to any Bank, any Person controlling such Bank.

     "PARTICIPANT" has the meaning set forth in Section 9.06(b).

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "PERSON" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "PLAN" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

     "PRICING SCHEDULE" means the Schedule attached hereto identified as such.

     "PRIME RATE" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

     "QUALIFIED DEBT SECURITIES" means Debt securities of the Borrower, provided that the terms of any such Debt security (i) permit the deferral of principal and interest payments (other than Tax Interest) for a period of up to five years (but not beyond the maturity date), as elected by the Borrower, (ii) have a maturity for payment of principal of not less than 14 3/4 years after the date of issuance, and (iii) contain subordination terms substantially consistent with (or more favorable to the Banks than) the subordination terms contained in the form of Indenture for Subordinated Debt Securities filed as an exhibit to the Borrower's Registration Statement on Form S-3 (File No. 33-65471) declared effective by the Securities and Exchange Commission on February 20, 1996.

     "QUALIFIED DEFERRABLE SECURITIES OBLIGATIONS" means at any date, without duplication, the obligations recorded on the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries in respect of Qualified Debt Securities and Qualified Preferred Securities issued by the Borrower or any Subsidiary.

     "QUALIFIED PREFERRED SECURITIES" means preferred securities issued by a Subsidiary, the sole purpose of which is to issue such securities and invest the proceeds thereof in Qualified Debt Securities, and which preferred securities are payable solely out of the proceeds of payments on account of such Qualified Debt Securities. Securities designated 'capital securities' or by another name shall be deemed 'Qualified Preferred Securities' if they otherwise meet the requirements set forth herein.

     "REFERENCE BANKS" means the CD Reference Banks or the Euro-Dollar Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks.

     "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "REQUIRED BANKS" means at any time Banks having at least 60% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 60% of the aggregate unpaid principal amount of the Loans.

     "REVOLVING CREDIT LOAN" means a loan made or to be made by a Bank pursuant to Section 2.01(a).

     "REVOLVING CREDIT PERIOD" means the period from and including the Closing Date to and including the Commitment Termination Date.

     "SUBSIDIARY" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, "Subsidiary" means a Subsidiary of the Borrower.

     "SWINGLINE BANK" means each of Morgan Guaranty Trust Company of New York, Deutsche Bank AG, New York Branch and The Bank of New York.

     "SWINGLINE LENDING OFFICE" means, as to each Swingline Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Swingline Lending Office) or such other office as such Bank may hereafter designate as its Swingline Lending Office by notice to the Borrower and the Administrative Agent.

     "SWINGLINE LOAN" means a loan made by a Swingline Bank pursuant to Section 2.01(c).

     "SWINGLINE TAKEOUT LOAN" means a Base Rate Loan made pursuant to Section 2.17.

     "SWINGLINE LIMIT" means for each of Morgan Guaranty Trust Company of New York and Deutsche Bank AG, New York Branch, the amount of its Commitment and for The Bank of New York, $10,000,000.

     "SYNDICATED LOAN" means a Revolving Credit Loan or a Term Loan provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "SYNDICATED LOAN" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

     "TAX INTEREST" means any additional amounts payable in respect of Qualified Debt Securities to reimburse a Subsidiary issuing any related Qualified Preferred Securities for any taxes or impositions payable by such Subsidiary in respect of such Qualified Debt Securities during any period in which interest payments otherwise have been deferred.

     "TERM LOAN" means a loan made or to be made by a Bank pursuant to Section 2.01(b).

     "TOTAL CAPITAL" means at any date, the consolidated debt and stockholders' equity of the Borrower and the Consolidated Subsidiaries at such date, including Qualified Deferrable Securities Obligations. For purposes of determining "stockholders' equity" when calculating Total Capital, there shall be added any unrealized holding losses (or subtracted any unrealized holding gains), in each case net of relevant adjustments for deferred policy acquisition costs, on account of available-for-sale debt securities to the extent reflected therein (together with other adjustments, all as determined in accordance with Statement of Financial Accounting Standards No. 115 of the Financial Accounting Standards Board, as amended from time to time, or any successor provision thereto).

     "UNFUNDED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

     "UNREFUNDED SWINGLINE LOANS" has the meaning set forth in Section 2.17(b).

     "UNITED STATES" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

     SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with United States generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article 5 to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Banks wish to amend Article 5 for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Banks.

     SECTION 1.03. Types and Classes of Borrowings. The term "BORROWING" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to Article 2 on a single date and, except in the case of Base Rate Loans, for a single Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "EURO-DOLLAR BORROWING" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article 2 under which participation therein is determined (i.e., a "SYNDICATED BORROWING" is a Borrowing under Section 2.01(a) or (b) in which all Banks participate in proportion to their Commitments, while a "MONEY MARKET BORROWING" is a Borrowing under Section 2.03 in which the Bank participants are determined on the basis of their bids in accordance therewith or by reference to the Class of Loans comprising such Borrowing (e.g. a "TERM BORROWING" is a Borrowing comprised of Term Loans).

                                    ARTICLE 2
                                   THE CREDITS

     SECTION 2.01. Commitments to Lend. (a) Revolving Credit Loans. During the Revolving Credit Period, each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section from time to time in amounts such that the aggregate principal amount of Committed Loans by such Bank at any one time outstanding, together with its participating interests in any Unrefunded Swingline Loans, shall not exceed the amount of its Commitment. Within the foregoing limits, the Borrower may borrow under this subsection, repay, or to the extent permitted by Section 2.12, prepay Loans and reborrow at any time during the Revolving Credit Period under this subsection.

     (b) Term Loans. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make a loan to the Borrower on the Commitment Termination Date in an aggregate amount up to but not exceeding the amount of its Commitment.

     (c) Swingline Loans. From time to time on or after the Closing Date and prior to the Commitment Termination Date, each Swingline Bank agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this subsection from time to time in amounts such that (i) the aggregate principal amount of its Committed Loans at any one time outstanding shall not exceed the amount of its Commitment, (ii) the aggregate principal amount of its Swingline Loans at any one time outstanding shall not exceed the amount of its Swingline Limit and (iii) the aggregate principal amount of Swingline Loans at any time outstanding shall not exceed $50,000,000. Within the foregoing limits, the Borrower may borrow under this subsection, repay, or to the extent permitted by Section 2.12, prepay Loans and reborrow at any time during the Revolving Credit Period under this subsection.

     (d) Amounts. Each Borrowing under Section 2.01(a), (b) or (c) (other than a Swingline Takeout Borrowing) shall be in an aggregate principal amount of $5,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.02(c)) and shall, in the case of Borrowings under 2.01(a) or (b), be made from the several Banks ratably in proportion to their respective Commitments.

     SECTION 2.02. Notice of Committed Borrowing. The Borrower shall give the Administrative Agent notice (a "NOTICE OF COMMITTED BORROWING") not later than
(i) 10:30 A.M. (New York City time) on (x) the date of each Base Rate Borrowing (other than a Swingline Borrowing) , (y) the second Domestic Business Day before each CD Borrowing and (z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing and (ii) 11:00 A.M. (New York City time) on the date of each Swingline Borrowing , specifying:

     (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Swingline Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

     (b) the aggregate amount of such Borrowing,

     (c) whether the Loans comprising such Borrowing are to be Syndicated Loans or a Swingline Loan and, in the case of Swingline Loans, the applicable Swingline Bank;

     (d) in the case of a Syndicated Borrowing, whether the Loans comprising such Borrowing are to be CD Loans, Base Rate Loans or Euro-Dollar Loans, and

     (e) in the case of a Fixed Rate Borrowing or Swingline Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

     SECTION 2.03. Money Market Borrowings.

     (a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 2.01, the Borrower may, as set forth in this Section, request the Banks during the Revolving Credit Period to make offers to make Money Market Loans to the Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

     (b) Money Market Quote Request. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Administrative Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received no later than 10:30 A.M. (New York City time) on (x) the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

          (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

         (ii) the aggregate amount of such Borrowing, which shall be $5,000,000 or a larger multiple of $1,000,000,

        (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

         (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Borrower and the Administrative Agent may agree) of any other Money Market Quote Request.

     (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Administrative Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

     (d) Submission and Contents of Money Market Quotes. (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Administrative Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 9.01 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Administrative Agent (or any affiliate of the Administrative Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Administrative Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles 3 and 6, any Money Market Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Borrower.

     (ii) Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

          (A) the proposed date of Borrowing,

          (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

          (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

          (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

          (E) the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

     (iii) Any Money Market Quote shall be disregarded if it:

          (A) is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection (d)(ii);

          (B) contains qualifying, conditional or similar language;

          (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

          (D) arrives after the time set forth in subsection (d)(i).

          (e) Notice to Borrower. The Administrative Agent shall promptly notify the Borrower of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Administrative Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Administrative Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

          (f) Acceptance and Notice by Borrower. Not later than 10:30 A.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

          (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,

         (ii) the principal amount of each Money Market Borrowing must be $5,000,000 or a larger multiple of $1,000,000,

        (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be, and

         (iv) the Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

         (g) Allocation by Administrative Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Administrative Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

     SECTION 2.04. Notice to Banks; Funding of Loans.

     (a) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

     (b) Not later than 12:00 Noon (New York City time) on the date of each Syndicated Borrowing and not later than 12:30 P.M. (New York City time) on the date of each Swingline Borrowing, each Bank participating therein shall (except as provided in subsection 2.04(c)) make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 9.01. Unless the Administrative Agent determines that any applicable condition specified in
Article 3 has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Borrower at the Administrative Agent's aforesaid address.

     (c) If any Bank makes a Term Loan to the Borrower hereunder on a day on which the Borrower is to repay all or any part of an outstanding Revolving Credit Loan from such Bank, such Bank shall apply the proceeds of its Term Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Administrative Agent as provided in subsection 2.04(b), or remitted by the Borrower to the Administrative Agent as provided in
Section 2.12, as the case may be.

     (d) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsections (b) and (c) of this Section 2.04 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.07 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement. Nothing in this subsection (d) shall be deemed to relieve any Bank from its obligation to extend Loans hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any default by such Bank hereunder. The failure of any Bank to make Loans hereunder shall not relieve any other Bank from its obligation to make the Loans required to be made by it hereunder.

     SECTION 2.05. Notes. (a) The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

     (b) Each Bank may, by notice to the Borrower and the Administrative Agent, request that its Loans of a particular type or Class be evidenced by a separate
Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type or Class. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

     (c) Upon receipt of each Bank's Note pursuant to Section 3.01(a), the Administrative Agent shall forward such Note to such Bank. Each Bank shall record the date, amount, type, Class and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

     SECTION 2.06. Maturity of Loans. (a) Each Revolving Credit Loan shall mature, and the principal amount thereof shall be due and payable, together with accrued interest thereon, on the Commitment Termination Date.

     (b) Each Term Loan shall mature, and the principal amount thereof shall be due and payable, together with accrued interest thereon, on the Final Maturity Date.

     (c) Each Swingline Loan included in any Swingline Borrowing and each Money Market Loan included in any Money Market Borrowing shall mature, and the principal amount thereof shall be due and payable, together with accrued interest thereon, on the last day of the Interest Period applicable to such Borrowing.

     SECTION 2.07. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable at maturity, quarterly in arrears on the first day of each March, June, September and December prior to maturity, and with respect to the principal amount of any Base Rate Loan converted to a CD Loan or a Euro-Dollar Loan, on the date such amount is so converted. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

     (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Interest Period; provided that if any CD Loan or any portion thereof shall, as a result of clause (x) or (y) of the definition of Interest Period, have an Interest Period of less than 30 days, such portion shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Loan at the date such payment was due and (ii) the rate applicable to Base Rate Loans for such day.

     "CD MARGIN" means a rate per annum determined in accordance with the Pricing Schedule.

     The "ADJUSTED CD RATE" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:

                          [CDBR      ]*
                  ACDR =  [----------] + AR
                          [1.00 - DRP]

                  ACDR = Adjusted CD Rate
                  CDBR = CD Base Rate
                   DRP = Domestic Reserve Percentage
                    AR = Assessment Rate

        ----------
        * The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%

     The "CD BASE RATE" applicable to any Interest Period is the rate of interest determined by the Administrative Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

     "DOMESTIC RESERVE PERCENTAGE" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

     "ASSESSMENT RATE" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R.
Section 327.4(a) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

     (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

     "EURO-DOLLAR MARGIN" means a rate per annum determined in accordance with the Pricing Schedule.

     The "ADJUSTED LONDON INTERBANK OFFERED RATE" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

     The "LONDON INTERBANK OFFERED RATE" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

     "EURO-DOLLAR RESERVE PERCENTAGE" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

     (d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the higher of (i) the sum of 2% plus the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to the Interest Period for such Loan and (ii) the sum of 2% plus the Euro-Dollar Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Administrative Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

     (e) Each Swingline Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of 0.35% plus the New York Interbank Offered Rate applicable to such Interest Period. Interest on each Swingline Loan shall be payable at the maturity of such Loan. Any overdue principal of or interest on any Swingline Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the Base Rate for such day.

     The "NEW YORK INTERBANK OFFERED RATE" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in Dollars are offered to each of the CD Reference Banks in the New York interbank market at approximately 12:00 Noon (New York City time) on the first day of such Interest Period in an amount approximately equal to the principal amount of the Swingline Loan to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

     (f) Subject to Section 8.01(a), each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.07(c) as if the related Money Market LIBOR Borrowing were a Committed Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

     (g) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

     (h) Each Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

     SECTION 2.08. Fees. (a) The Borrower shall pay to the Administrative Agent for the account of the Banks ratably a facility fee at the Facility Fee Rate (determined daily in accordance with the Pricing Schedule). Such facility fee shall accrue (i) from and including the date of this Agreement to but excluding the Commitment Termination Date (or earlier date of termination of the Commitments in their entirety), on the daily aggregate amount of the Commitments (whether used or unused) and (ii) from and including the Commitment Termination Date (or earlier date of termination of the Commitments in their entirety) to but excluding the date the Loans shall be repaid in their entirety, on the daily aggregate outstanding principal amount of the Loans.

     (b) Accrued fees under this Section shall be payable quarterly, commencing on December 31, 1997, on each March 31, June 30, September 30 and December 31 and upon the Commitment Termination Date and the Final Maturity Date.

     SECTION 2.09. Optional Termination or Reduction of Commitments. The Borrower may, upon at least three Domestic Business Days' notice to the Administrative Agent, (i) terminate the Commitments at any time, if no Loans or Alternative Currency Advances are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $10,000,000 or any larger multiple of $5,000,000, the aggregate amount of the Commitments in excess of the sum of (x) the aggregate outstanding principal amount of the Loans and (y) the aggregate Dollar Equivalent of all Alternative Currency Advances outstanding. Upon receipt of any notice pursuant to this Section 2.09, the Administrative Agent shall promptly notify each Bank of the contents thereof.

     SECTION 2.10. Mandatory Termination of Commitments. The Commitments shall terminate on the Commitment Termination Date.

     SECTION 2.11. Method of Electing Interest Rates. (a) The Loans included in each Syndicated Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Committed Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject to subsection (d) of this Section and the provisions of Article 8), as follows:

          (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to CD Loans as of any Domestic Business Day or to Euro-Dollar Loans as of any Euro-Dollar Business Day;

         (ii) if such Loans are CD Loans, the Borrower may elect to convert such Loans to Base Rate Loans or Euro-Dollar Loans or elect to continue such Loans as CD Loans for an additional Interest Period, subject to Section
         2.14 if any such conversion or continuation is effective on any day other than the last day of an Interest Period applicable to such Loans; and

        (iii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or CD Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, subject to Section 2.14 if any such conversion or continuation is effective on any day other than the last day of an Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "NOTICE OF INTEREST RATE ELECTION") to the Administrative Agent not later than 10:30 A.M. (New York City time) on the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective (unless the relevant Loans are to be converted from Domestic Loans of one type to Domestic Loans of the other type or are CD Loans to be continued as CD Loans for an additional Interest Period, in which case such notice shall be delivered to the Administrative Agent not later than 10:30 A.M. (New York City time) on the second Domestic Business Day before such conversion or continuation is to be effective). A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each at least $5,000,000 or any larger amount in multiples of $1,000,000 (unless such portion is comprised of Base Rate Loans). If no such notice is timely received before the end of an Interest Period for any Group of CD Loans or Euro-Dollar Loans, the Borrower shall be deemed to have elected that such Group of Loans be converted to Base Rate Loans at the end of such Interest Period.

     (b) Each Notice of Interest Rate Election shall specify:

          (i) the Group of Loans (or portion thereof) to which such notice applies;

         (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

        (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if the Loans resulting from such conversion are to be CD Loans or Euro-Dollar Loans, the duration of the next succeeding Interest Period applicable thereto; and

         (iv) if such Loans are to be continued as CD Loans or Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

     (c) Promptly after receiving a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Administrative Agent shall notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower.

     (d) The Borrower shall not be entitled to elect to convert any Syndicated Loans to, or continue any Syndicated Loans for an additional Interest Period as, CD Loans or Euro-Dollar Loans if (i) the aggregate principal amounts of any Group of CD Loans or Euro-Dollar Loans created or continued as a result of such election would be less than $5,000,000 or (ii) a Default shall have occurred and be continuing when the Borrower delivers notice of such election to the Administrative Agent.

     SECTION 2.12. Mandatory and Optional Prepayments. (a) If, on any date the sum of (i) the aggregate outstanding principal amount of the Loans and (ii) the aggregate Dollar Equivalent of all Alternative Currency Advances then outstanding exceeds 105% of the aggregate amount of the Commitments, then, the Borrower shall within five Euro-Dollar Business Days prepay outstanding Committed Loans or Alternative Currency Advances (as selected by the Borrower and notified to the Banks through the Administrative Agent not less than three Euro-Dollar Business Days prior to the date of prepayment) to the extent necessary to eliminate any such excess.

     (b) Subject in the case of any Fixed Rate Borrowing to Section 2.14, the Borrower may, upon at least three Domestic Business Days' notice (except in the case of Base Rate Loans or Swingline Loans, in which case upon one Domestic Business Day's notice) to the Administrative Agent, prepay any Group of Domestic Loans (or Money Market Loans bearing interest at the Base Rate pursuant to
Section 8.01(a)) or upon at least three Euro-Dollar Business Days' notice to the Administrative Agent, prepay any Group of Euro-Dollar Loans, in each case in whole at any time, or from time to time in part in amounts aggregating $5,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group or Borrowing.

     (c) Except as provided in Section 2.12(b) , the Borrower may not prepay all or any portion of the principal amount of any Money Market Loan prior to the maturity thereof except with the consent of the Bank which made such Loan.

     (d) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

     SECTION 2.13. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City and without offset or counterclaim, to the Administrative Agent at its address referred to in Section 9.01. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or the Swingline Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

     (b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

     SECTION 2.14. Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan or any Fixed Rate Loan is continued for an additional Interest Period or converted to a different type of Loan (pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.07(d), or if the Borrower fails to borrow, prepay, convert or continue any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.04(a), 2.11(c) or 2.12(d), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment, conversion or continuation or failure to borrow, prepay, convert or continue, provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

     SECTION 2.15. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

     SECTION 2.16. Alternative Currency Advances. (a) Requests for Offers. From time to time after the Closing Date and prior to the Commitment Termination Date the Borrower may request any or all of the Banks to make offers to make Alternative Currency Advances to the Borrower. Each Bank may, but shall have no obligation to, make such offers on terms and conditions as are satisfactory to such Bank, and the Borrower may, but shall have no obligation to, accept any such offers. Each Alternative Currency Advance shall be subject to the conditions of clauses (c) through (e), inclusive, of Section 3.02 and to such other conditions as are agreed upon by the Borrower and the Bank making such Alternative Currency Advance, and the making of any Alternative Currency Advance shall be deemed to be a representation and warranty by the Borrower on the date thereof as to the facts specified in such clauses (c) through (e), inclusive.

     (b) Promissory Notes; Status as Loans. If required by the Bank making such advance, each Alternative Currency Advance shall be evidenced by a single promissory note of the Borrower in an amount equal to the principal amount of such Alternative Currency Advance, such promissory note to be in form mutually satisfactory to the Borrower and such Bank. An Alternative Currency Advance shall not be a Loan (as defined in Section 1.01 hereof) and a promissory note issued pursuant to this subsection (b) shall not be a Note (as defined in such Section 1.01); provided that, for the purposes of Sections 5.08, 6.01, 8.03(a), 8.04, 9.03, 9.04, 9.05 and 9.06 and of the first clause of Article 5, an Alternative Currency Advance shall be a Loan and a promissory note issued in connection therewith shall be a Note; provided further that for the purposes of Sections 2.14, 8.03(a) and 8.04, an Alternative Currency Advance shall be deemed to be a Euro-Dollar Loan.

     (c) Reports to Administrative Agent. The Borrower shall deliver to the Administrative Agent a report in respect the Alternative Currency Advances (an "ALTERNATIVE CURRENCY ADVANCE REPORT") on the date on which each Alternative Currency Advance is made and on the first Euro-Dollar Business Day of each calendar month thereafter on which any Alternative Currency Advance is outstanding, specifying for each Alternative Currency Advance then outstanding:

          (i)   the date on which such advance was or is being made;

         (ii)   the Alternative Currency of such advance;

        (iii)   the Dollar Equivalent of the advance; and

         (iv) the Dollar Equivalent of all Alternative Currency Advances then outstanding.

     Each Alternative Currency Advance Report shall be delivered to the Administrative Agent not later than 10:30 A.M. (New York City time) on the date on which it is required to be delivered.

     (d) Maturity; No Prepayment. Each Alternative Currency Advance shall mature, and the principal amount thereof shall be due and payable on the date agreed upon by the Borrower and the Bank making such Alternative Currency Advance, which date shall be no later than the Commitment Termination Date. Except as required by Section 2.12(a), no Alternative Currency Advance may be prepaid without the consent of the Bank making such Alternative Currency Advance.

     (e) Substitution of Euro for National Currency. If any Alternative Currency is replaced by the Euro, the Euro may be tendered in payment of any outstanding amount denominated in such Alternative Currency at the conversion rate specified in, or otherwise calculated in accordance with, the regulations adopted by the Council of the European Union relating to the Euro. No replacement of an Alternative Currency by the Euro shall discharge, excuse or otherwise affect the performance of any obligation of the Borrower under this Agreement or the Notes.

     SECTION 2.17. Takeout of Swingline Loans. (a) In the event that any Swingline Loan shall not be repaid in full by the maturity thereof, the Administrative Agent shall, on behalf of the Borrower (the Borrower hereby irrevocably directing and authorizing the Administrative Agent so to act on its behalf), give a Notice of Borrowing requesting the Banks, including the Swingline Banks, to make a Base Rate Borrowing on the maturity date of such Swingline Borrowing in an amount equal to the unpaid principal amount of such Swingline Borrowing. Each Bank will make the proceeds of its Base Rate Loan included in such Borrowing available to the Administrative Agent for the account of the Swingline Bank which made such Swingline Loan on such date in accordance with Section 2.04. The proceeds of such Base Rate Borrowing shall be immediately applied to repay such Swingline Borrowing.

     (b) If, for any reason, a Base Rate Borrowing may not be (as determined by the Administrative Agent in its sole discretion), or is not, made pursuant to subsection (a) above to refund a Swingline Loan as required by said subsection, then, effective on the date such Borrowing would otherwise have been made, each Bank severally, unconditionally and irrevocably agrees that it shall purchase an undivided participating interest in such Swingline Loan (an "UNREFUNDED SWINGLINE LOAN") in an amount equal to the amount of the Loan which otherwise would have been made by such Bank pursuant to subsection (a), which purchase shall be funded by the time such Loan would have been required to be funded pursuant to Section 2.04 by transfer to the Administrative Agent, for the account of such Swingline Bank, in immediately available funds, of the amount of its participation.

     (c) Whenever, at any time after a Swingline Bank has received from any Bank payment in full for such Bank's participating interest in a Swingline Loan, such Swingline Bank (or the Administrative Agent on its behalf) receives any payment on account thereof, such Swingline Bank (or the Administrative Agent, as the case may be) will promptly distribute to such Bank its participating interest in such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Bank's participating interest was outstanding and funded); provided, however, that in the event that such payment is subsequently required to be returned, such Bank will return to such Swingline Bank (or the Administrative Agent, as the case may be) any portion thereof previously distributed by such Swingline Bank (or the Administrative Agent, as the case may be) to it.

     (d) Each Bank's obligation to purchase and fund participating interests pursuant to this Section shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation: (i) any setoff, counterclaim, recoupment, defense or other right which such Bank or the Borrower may have against a Swingline Bank, or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or the failure to satisfy any of the conditions specified in Article 3; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement by the Borrower or any Bank; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.



                                    ARTICLE 3
                                   CONDITIONS

     SECTION 3.01. Closing. The closing hereunder shall occur upon receipt by the Documentation Agent of the following documents, each dated the Closing Date unless otherwise indicated:

     (a) a duly executed Note for the account of each Bank dated on or before the Closing Date complying with the provisions of Section 2.05;

     (b) an opinion of the Deputy General Counsel of the Borrower, substantially in the form of Exhibit E hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

     (c) an opinion of Piper & Marbury, counsel for the Borrower, substantially in the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

     (d) an opinion of Davis Polk & Wardwell, special counsel for the Agents, substantially in the form of Exhibit G hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

     (e) evidence satisfactory to it that all fees payable by the Borrower to the Documentation Agent and the Administrative Agent pursuant to Section 7.09 shall have been paid in full;

     (f) evidence satisfactory to it of the payment of all principal of and interest on any loans outstanding under, and of all other amounts payable under, the Existing Credit Agreements; and

     (g) all documents the Documentation Agent may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Documentation Agent.

The Documentation Agent shall promptly notify the Borrower, the Banks and the Administrative Agent of the Closing Date, and such notice shall be conclusive and binding on all parties hereto.

     SECTION 3.02. Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing, is subject to the satisfaction of the following conditions; provided that if such Borrowing is a Swingline Takeout Borrowing, only the conditions set forth in clauses 3.02(b) and 3.02(c) must be satisfied:

     (a) the fact that the Closing Date shall have occurred on or prior to January 1, 1998;

     (b) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02 or 2.03, as the case may be;

     (c) the fact that, immediately after such Borrowing, (i) the sum of the aggregate outstanding principal amount of the Loans and the aggregate Dollar Equivalent of all Alternative Currency Advances then outstanding will not exceed the aggregate amount of the Commitments and (ii) the aggregate outstanding principal amount of Swingline Loans will not exceed $50,000,000;

     (d) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing;

     (e) the fact that the representations and warranties of the Borrower contained in this Agreement (except the representations and warranties set forth in Sections 4.04(c) or 4.05) shall be true on and as of the date of such Borrowing.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses
(c), (d) and (e) of this Section.



                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants that:

     SECTION 4.01. Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, other than such licenses, authorizations, consents and approvals which, if not held or obtained by the Borrower, do not, in the aggregate, have a Material Adverse Effect.

     SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

     SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower and each Note, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms.

     SECTION 4.04. Financial Information.

     (a) The consolidated statement of financial position and shareholders' equity of the Borrower and its Consolidated Subsidiaries as of December 31, 1996 and the related consolidated statements of operations and cash flows for the fiscal year then ended, reported on by Ernst & Young LLP and set forth in the Borrower's 1996 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with United States generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

     (b) The unaudited consolidated statement of financial position and shareholders' equity of the Borrower and its Consolidated Subsidiaries as of September 30, 1997 and the related unaudited consolidated statements of operations and cash flows for the nine months then ended, set forth in the Borrower's Latest Form 10-Q, a copy of which has been delivered to each of the Banks, fairly present, in conformity with United States generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such nine month period (subject to normal year-end adjustments).

     (c) Except as disclosed in the Borrower's Latest Form 10-Q or in any Form 8-K filed by the Borrower under the Securities Exchange Act of 1934 after the Borrower's Latest Form 10-Q and provided to the Banks prior to the date of this Agreement, since December 31, 1996 there has been no Material Adverse Effect.

     (d) A copy of a duly completed and signed Annual Statement or other similar report of or for each Insurance Company Subsidiary in the form filed with the governmental body, agency or official which regulates insurance companies in the jurisdiction in which such Insurance Company Subsidiary is domiciled for the year ended December 31, 1996 has been delivered to the Administrative Agent on behalf of each of the Banks and fairly presents, in accordance with statutory accounting principles, the information contained therein.

     SECTION 4.05. Litigation. Subject to matters disclosed in the financial statements referred to in Sections 4.04(a) and 4.04(b), there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable expectation of an adverse decision which reasonably could be expected to have a Material Adverse Effect or which in any manner draws into question the validity of this Agreement or the Notes.

     SECTION 4.06. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which in either case would trigger the provisions of Section 412(n) or 401(a)(29) of the Internal Revenue Code (or any corresponding provisions of ERISA) or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

     SECTION 4.07. Environmental Matters. In the ordinary course of its business, the Borrower conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a Material Adverse Effect.

     SECTION 4.08. Taxes. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary, other than any such assessments being contested in good faith by appropriate proceedings and for which any reserves required under generally accepted accounting principles have been established. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate in all material respects.

     SECTION 4.09. Subsidiaries. Each of the Borrower's corporate Subsidiaries (other than Excluded Subsidiaries) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     SECTION 4.10. Not an Investment Company. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     SECTION 4.11. Full Disclosure. All information heretofore furnished by the Borrower to any Agent or Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to any Agent or Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing any and all facts which materially and adversely affect or may affect (to the extent the Borrower can now reasonably foresee), the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole, or the ability of the Borrower to perform its obligations under this Agreement.


                                    ARTICLE 5
                                    COVENANTS

     The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

     SECTION 5.01. Information. The Borrower will deliver to each of the Banks:

     (a) as soon as available and in any event within 95 days after the end of each fiscal year of the Borrower, a consolidated statement of financial position and shareholders' equity of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by Ernst & Young LLP or other independent public accountants of nationally recognized standing;

     (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated statement of financial position and shareholders' equity of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of operations and cash flows for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in the case of such consolidated statements of operations and cash flows in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Borrower;

     (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, an Officer's Certificate (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.09 and 5.10 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

     (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) whether anything has come to their attention in the course of their examination of the financial statements of the Borrower and its Subsidiaries to cause them to believe that any Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

     (e) within five days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, an Officer's Certificate setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

     (f) within 120 days after the end of each fiscal year of each Insurance Company Subsidiary, a copy of a duly completed and signed Annual Statement (or any successor form thereto) required to be filed by such Insurance Company Subsidiary with the governmental body, agency or official which regulates insurance companies in the jurisdiction in which such Insurance Company Subsidiary is domiciled, in the form submitted to such governmental body, agency or official;

     (g) within 60 days after the end of the second fiscal quarter of United States Fidelity and Guaranty Company and Fidelity and Guaranty Life Insurance Company, respectively, a copy of a duly completed and signed Quarterly Statement (or any successor form thereto) required to be filed by each such company with the governmental body, agency or official which regulates insurance companies in the jurisdiction in which such company is domiciled, in the form submitted to such governmental body, agency or official;

     (h) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

     (i) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission;

     (j) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan, other than a reportable event for which 30-day notice to the PBGC has been waived, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which in either case would trigger the provisions of Section 412(n) or 401(a)(29) of the Internal Revenue Code (or any corresponding provisions of ERISA), a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take; and

     (k) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request.

     SECTION 5.02. Payment of Obligations. The Borrower will pay and discharge, and will cause each Subsidiary (other than an Excluded Subsidiary) to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

     SECTION 5.03. Maintenance of Property; Insurance. (a) The Borrower will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

     (b) The Borrower will maintain or cause to be maintained with financially sound and reputable insurers or through self-insurance programs appropriate to the type and amount of the risk insured, insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance to be of such types and in such amounts (with such deductible amounts) as is customary for such companies under similar circumstances. The Borrower will furnish to the Banks, upon request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried.

     SECTION 5.04. Conduct of Business and Maintenance of Existence. The Borrower will continue, and will cause each Subsidiary (other than any Excluded Subsidiary) to continue, to engage in all material respects in business of the same general type as now conducted by the Borrower and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary (other than any Excluded Subsidiary) to preserve, renew and keep in full force and effect, their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business, other than such corporate existences, rights, privileges and franchises which, if not preserved, renewed or kept in force, will not have, in the aggregate, a Material Adverse Effect.

     SECTION 5.05. Compliance with Laws. The Borrower will comply, and cause each Subsidiary to comply, with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where the failure to comply with such laws, ordinances, rules, regulations and requirements will not, in the aggregate, have a Material Adverse Effect.

     SECTION 5.06. Negative Pledge. Neither the Borrower nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

     (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal or face amount not exceeding $100,000,000;

     (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Subsidiary and not created in contemplation of such event;

     (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

     (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Borrower or a Subsidiary and not created in contemplation of such event;

     (e) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary and not created in contemplation of such acquisition;

     (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses or clause (j) below of this Section, provided that such Debt is not increased and is not secured by any additional assets;

     (g) Liens arising in the ordinary course of its business (including Liens arising in the ordinary course of its insurance business) which (i) do not secure Debt or Derivatives Obligations, (ii) do not secure any obligation (except obligations arising in the ordinary course of its insurance business) in an amount exceeding $75,000,000 and (iii) do not in the aggregate materially detract from or impair the use or value of the asset or assets subject thereto in the operation of its business;

     (h) Liens on cash and cash equivalents securing Derivatives Obligations, provided that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed $25,000,000;

     (i) Liens securing obligations (1) of the type referred to in clause (vii) of the definition of Debt, as long as such Liens arise in the ordinary course of the Borrower's or the Subsidiary's, as the case may be, business and such Liens are in amounts and otherwise are on terms consistent with then existing practices in the repurchase business and (2) of a borrower (or securities lending agent) in any loaned securities, or Liens held by a borrower (or securities lending agent) against collateral such borrower has posted, in either case in securities lending transactions with the Borrower or a Subsidiary (where the Borrower or the Subsidiary is the lender of securities), as long as, in either case, such Liens arise in the ordinary course of the Borrower's or the Subsidiary's, as the case may be, business and such Liens are in amounts and otherwise on terms consistent with then existing practices in the securities lending business;

     (j) Liens securing Non-Recourse Debt;

     (k) Liens on securities or cash of any Insurance Company Subsidiary which secure its obligations as a reinsurer (as opposed to a ceding insurance company) under reinsurance contracts entered into with Persons which are licensed or authorized to do an insurance business in any jurisdiction;

     (l) Any Liens secured by accounts receivable of, and other amounts owed to, Westchester Premium Acceptance Corporation (or any successor), a Subsidiary, securing a principal amount of Debt incurred by such Subsidiary from time to time of not more than $60,000,000; and

     (m) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal or face amount at any date not to exceed 7.5% of Adjusted Consolidated Tangible Net Worth.

     SECTION 5.07. Consolidations, Mergers and Sales of Assets; Ownership by USF&G Corporation. The Borrower will not (i) consolidate or merge with or into any other Person, other than a merger in which the Borrower is the surviving corporation or a merger solely for the purpose of reincorporating the Borrower in another jurisdiction, in each case provided no Default shall exist at, or immediately after, such merger, or (ii) sell, lease or otherwise transfer, directly or indirectly, all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, to any other Person. The Borrower will at all times own all of the outstanding voting securities, other than directors' qualifying shares, of United States Fidelity and Guaranty Company.

     SECTION 5.08. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Borrower for general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U, other than "margin stock" issued by the Borrower.

     SECTION 5.09. Ratio of Debt to Adjusted Consolidated Tangible Net Worth. The aggregate amount of Debt (other than (1) Non-Recourse Debt and (2) the Equity Portion of Qualified Deferrable Securities Obligations, but including the Debt Portion of Qualified Deferrable Securities Obligations) of the Borrower and its Subsidiaries shall at no time exceed 55% of Adjusted Consolidated Tangible Net Worth.

     SECTION 5.10. Minimum Adjusted Consolidated Tangible Net Worth. Adjusted Consolidated Tangible Net Worth will at no time be less than the sum of (i) $1,300,000,000 plus (ii) 50% of the consolidated net income of the Borrower and its Consolidated Subsidiaries for the period commencing on January 1, 1998 and ending at the end of the Borrower's then most recent fiscal quarter (treated for this purpose as a single accounting period). For purposes of this Section, if consolidated net income of the Borrower and its Consolidated Subsidiaries for any period shall be less than zero, the amount calculated pursuant to clause
(ii) above for such period shall be zero.

     SECTION 5.11. Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate unless such payment, investment, lease, sale, transfer, disposition, participation or transaction is on terms and conditions at least as favorable to the Borrower or such Subsidiary as the terms and conditions which would apply in a similar transaction with a Person not an Affiliate; provided, however, that the foregoing provisions of this Section shall not prohibit the Borrower from declaring or paying any lawful dividend or distribution so long as, after giving effect thereto, no Default shall have occurred and be continuing.



                                    ARTICLE 6
                                    DEFAULTS

     SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

     (a) the Borrower shall fail (i) to pay when due any principal of any Loan or (ii) to pay within five days of the due date thereof any interest on any Loan or any fees or any other amount (other than the principal of any Loan) payable hereunder;

     (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.06 to 5.11, inclusive;

     (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for 30 days after notice thereof has been given to the Borrower by the Administrative Agent at the request of any Bank;

     (d) any representation, warranty, certification or statement made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

     (e) the Borrower or any Subsidiary shall fail to make any payment owed by it in respect of any Material Financial Obligations when due or within any applicable grace period;

     (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

     (g) the Borrower or any Subsidiary (other than an Excluded Subsidiary) shall commence a voluntary case or other proceeding seeking rehabilitation, dissolution, conservation, liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, rehabilitator, dissolver, conservator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

     (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary (other than an Excluded Subsidiary) seeking rehabilitation, dissolution, conservation, liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, rehabilitator, dissolver, conservator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary (other than an Excluded Subsidiary) under the federal bankruptcy laws as now or hereafter in effect; or any governmental body, agency or official shall apply for, or commence a case or other proceeding to seek, an order for the rehabilitation, conservation, dissolution or other liquidation of the Borrower or any Subsidiary (other than an Excluded Subsidiary) or of the assets or any substantial part thereof of the Borrower or any such Subsidiary or any other similar remedy;

     (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $15,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $15,000,000;

     (j) enforceable judgments or orders for the payment of money in excess of $50,000,000 (or its equivalent in any other currency) in the aggregate shall be rendered and entered against the Borrower or any Subsidiary (other than an Excluded Subsidiary) and such judgments or orders shall continue unsatisfied and unstayed for a period of 30 days; or

     (k) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 30% or more of the outstanding shares of common stock of the Borrower; or, during any period of twelve consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower;

then, and in every such event, the dministrative Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and
(ii) if requested by Banks holding Notes evidencing more than 50% of the aggregate principal amount of the Loans, by notice to the Borrower declare the Notes to be, and the Notes (together with accrued interest thereon) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that, in the case of any of the Events of Default specified in clause (g) or (h) above with respect to the Borrower, without any notice to the Borrower or any other act by the Administrative Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon, if any) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

     SECTION 6.02. Notice of Default. The Administrative Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                                    ARTICLE 7
                                   THE AGENTS

     SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to such Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

     SECTION 7.02. Agents and Affiliates. Morgan Guaranty Trust Company of New York and Deutsche Bank AG, New York Branch shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though they were not each an Agent, and Morgan Guaranty Trust Company of New York and Deutsche Bank AG, New York Branch and each of their respective affiliates, may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if they were not each an Agent hereunder.

     SECTION 7.03. Action by Agents. The obligations of the Agents hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, neither Agent shall be required to take any action with respect to any Default, except, in the case of the Administrative Agent, as expressly provided in Article 6.

     SECTION 7.04. Consultation with Experts. The Agents may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     SECTION 7.05. Liability of Agents. Neither Agent nor any of their respective affiliates nor any of the respective directors, officers, agents or employees of the foregoing shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither Agent nor any of their respective affiliates nor any of the respective directors, officers, agents or employees of the foregoing shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to such Agent;
(iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith; or (v) any Alternative Currency Advance or any action or failure to act relating thereto. Neither Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

     SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify each Agent, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

     SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agents or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agents or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

     SECTION 7.08. Successor Agents. Each Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $300,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

     SECTION 7.09. Agents' Fees. The Borrower shall pay to each Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and such Agent.


                                    ARTICLE 8
                             CHANGE IN CIRCUMSTANCES

     SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Fixed Rate
Borrowing:

     (a) the Administrative Agent is advised by the Reference Banks that deposits in Dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

     (b) in the case of a Committed Borrowing, Banks having 50% or more of the aggregate amount of the Commitments advise the Administrative Agent that, by reason of adverse conditions generally affecting either the certificate of deposit market in the United States or the London interbank market, the Adjusted CD Rate or the Adjusted London Interbank Offered Rate (as the case may be) as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, or to continue or convert outstanding Loans as or into CD Loans or Euro-Dollar Loans shall be suspended and (ii) each outstanding CD Loan or Euro-Dollar Loan, as the case may be, shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day. Promptly after the Administrative Agent and the Banks reasonably determine that the circumstances giving rise to a notice pursuant to subsection (b) above no longer exist, the Administrative Agent shall notify the Borrower, and the obligation of the Banks to make, convert and continue Euro-Dollar Loans and CD Loans shall be reinstated.

     SECTION 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive after the date of this Agreement (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans, or to continue or convert outstanding Loans as or into Euro-Dollar Loans, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given, each Euro-Dollar Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan as a Euro-Dollar Loan to such day.

     SECTION 8.03. Increased Cost and Reduced Return. (a) If on or after (x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive after such date (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (i) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (ii) with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment (excluding, with respect to any CD Loan, any such requirement reflected in an applicable Assessment Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

     (b) If any Bank shall have determined in good faith that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive after the date hereof regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency (including any determination by any such authority, central bank or comparable agency that, for purposes of capital adequacy requirements, the Commitments hereunder do not constitute commitments with an original maturity of one year or less), has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

     (c) Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall, if submitted in good faith, be conclusive in the absence of manifest error; provided that any certificate delivered pursuant to this Section 8.03(c) shall (i) in the case of a certificate in respect of amounts payable pursuant to Section 8.03(a), set forth in reasonable detail the basis for and the calculation of such amounts, and (ii) in the case of a certificate in respect of amounts payable pursuant to
Section 8.03(b), set forth at least the same amount of detail in respect of the calculation of such amounts as such Bank provides in similar circumstances to other similarly situated borrowers and also include a statement by such Bank that it has allocated to its Commitment or outstanding Loans or other obligations hereunder no greater than a substantially proportionate amount of any reduction of the rate of return on such Bank's capital due to the matters described in Section 8.03(b) as it has allocated to each of its other commitments to lend or to participate therein or any outstanding loans or unreimbursed drawings or participations therein to similarly situated borrowers that are affected similarly by such adoption or change. Subject to the foregoing, in determining such amount, such Bank may use any reasonable averaging and attribution methods.

     SECTION 8.04. Taxes. (a) For purposes of this Section 8.04, the following terms have the following meanings:

     "TAXES" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower pursuant to this Agreement or under any Note, and all liabilities with respect thereto, excluding (i) in the case of each Bank and the Administrative Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Bank or the Administrative Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Bank, in which its Applicable Lending Office is located, or, in the case of the Administrative Agent and each Bank, such taxes which would not have been imposed on the Administrative Agent or such Bank but for any present or former connection between the Administrative Agent or such Bank and the jurisdiction imposing such tax (other than any such connection arising from the Administrative Agent or the Bank having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Notes) and (ii) in the case of each Bank, any United States withholding tax imposed on such payments but only to the extent that such Bank
(a) is subject to United States withholding tax at the time such Bank first becomes a party to this Agreement or (b) subsequently becomes subject to United States withholding tax solely by reason of the change of its Applicable Lending Office by such Bank.

     "OTHER TAXES" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies (other than franchise taxes or taxes imposed on the net income of a Bank or the Administrative Agent), which arise from any payment made pursuant to this Agreement or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note.

     (b) Any and all payments by the Borrower to or for the account of any Bank or the Administrative Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if the Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04) such Bank or the Administrative Agent (as the case may
be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

     (c) The Borrower agrees to indemnify each Bank and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid by such Bank or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Bank or the Administrative Agent (as the case may be) makes demand therefor.

     (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Bank from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Bank or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

     (e) For any period with respect to which a Bank has failed to provide the Borrower with the appropriate form pursuant to Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.04(b) or (c) with respect to Taxes imposed by the United States; provided that if a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

     (f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 8.04, then such Bank will change the jurisdiction of its Applicable Lending Office if, in the judgment of such Bank, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Bank.

     SECTION 8.05. Base Rate Loans Substituted for Affected Fixed Rate Loans. If
(i) the obligation of any Bank to make or to continue or convert outstanding Loans as or to Euro-Dollar Loans has been suspended pursuant to Section 8.02 or
(ii) any Bank has demanded compensation under Section 8.03 or 8.04 with respect to its CD Loans or Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

     (a) all Loans which would otherwise be made by such Bank as (or continued as or converted to) CD Loans or Euro-Dollar Loans, as the case may be, shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

     (b) after each of its CD Loans or Euro-Dollar Loans, as the case may be, has been repaid (or converted), all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

     If such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such Base Rate Loan shall be converted into a CD Loan or Euro-Dollar Loan, as the case may be, on the first day of the next succeeding Interest Period applicable to the related CD Loans or Euro-Dollar Loans of the other Banks.


                                    ARTICLE 9
                                  MISCELLANEOUS

     SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agents, at its address, facsimile number or telex number set forth on the signature pages hereof, (y) in the case of any Bank, at its address, facsimile number or telex number set forth in its Administrative Questionnaire or (z) in the case of any party, at such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article 2 or Article 8 shall not be effective until received.

     SECTION 9.02. No Waivers. No failure or delay by either Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 9.03. Expenses; Indemnification. (a) The Borrower shall pay (i) all out-of-pocket expenses of the Agents, including the reasonable fees and disbursements of special counsel for the Agents, in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by each Agent and each Bank, including (without duplication) the reasonable fees and disbursements of outside counsel in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

     (b) The Borrower agrees to indemnify each Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction and provided further, that no Bank shall have the right to be indemnified hereunder in any such proceeding wherein the parties thereto are only such Bank and any other Person (other than a Bank) to whom such Bank shall have granted a participation in, or assigned all or a proportionate part of, its Commitment or its Loans or Notes or its rights or obligations hereunder or under its Notes.

     SECTION 9.04. Sharing of Set-offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness hereunder. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

     SECTION 9.05. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of either Agent or any Swingline Bank are affected thereby, by such Person); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce or forgive the principal of or rate of interest on any Loan or any fees hereunder, except as provided below, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for the termination of any Commitment, (iv) release any collateral furnished pursuant to Section 6.03 unless no Default then exists or
(v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

     SECTION 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

     (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower, the Swingline Banks and the Agents, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower, the Swingline Banks and the Agents shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii), (iii) or
(iv) of Section 9.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article 8 with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

     (c) Any Bank may at any time assign to one or more banks or other financial institutions (each an "Assignee") all, or a proportionate part (equivalent to an initial Commitment of not less than $10,000,000, and provided that after giving effect thereto the Commitment of the assigning Bank is equivalent to an initial Commitment of not less than $10,000,000) of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit H hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrower and the Administrative Agent, which in each case shall not be unreasonably withheld, and the Swingline Banks; provided that if an Assignee is an affiliate of such transferor Bank or was a Bank immediately prior to such assignment, no such consent of the Borrower shall be required; and provided further that such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans or Alternative Currency Advances. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank or, in the case of an assignment made pursuant to subsection (f) below, the Borrower shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04.

     (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

     (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 or 8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

     (f) The Borrower shall have the right to require that any Bank assign all of its rights and obligations under this Agreement and its Notes (including any outstanding Money Market Loans) to a new bank or an existing Bank if (i) in the case of a new bank, such new bank shall be acceptable to the Required Banks and
(ii) such new bank or Bank, as the case may be, shall enter into an Assignment and Assumption Agreement therefor with such assigning Bank subject to the provisions of subsection (c) above, pursuant to which such new bank or Bank, as the case may be shall purchase the outstanding Loans of the assigning Bank at par plus accrued interest and shall pay to the assigning Bank all accrued fees and the Borrower shall pay to the assigning Bank all other amounts then owing to it under this Agreement.

     SECTION 9.07. Collateral. Each of the Banks represents to each Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

     SECTION 9.08. Governing Law; Submission to Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     SECTION 9.09. Counterparts; Integration; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon receipt by the Documentation Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Documentation Agent in form satisfactory to it of telegraphic, telex, facsimile or other written confirmation from such party of execution of a counterpart hereof by such party).

     SECTION 9.10. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENTS, THE SWINGLINE BANKS AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 9.11. Existing Credit Agreements. The Banks that are parties to the Existing Morgan Credit Agreement or the Existing Deutsche Bank Credit Agreement, comprising the "REQUIRED BANKS", in each case as defined therein, and the Borrower agree that the commitments under the Existing Morgan Credit Agreement or the Existing Deutsche Bank Credit Agreement, as the case may be, shall terminate in their entirety simultaneously with and subject to the occurrence of the Closing Date under this Agreement and that the Borrower shall be obligated to pay the accrued letter of credit fees (in the case of the Existing Morgan Credit Agreement) and facility fees thereunder to but excluding the Closing Date. Each Bank which is a party hereto and to the Existing Morgan Credit Agreement hereby waives the notices required to be given pursuant to Section
2.09 thereof to terminate the "Commitments" (as defined therein) and each Bank which is a party hereto and to the Existing Deutsche Bank Credit Agreement hereby waives the notices required to be given pursuant to Section 2.10 thereof, to terminate the "Commitments" (as defined therein).

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                       USF&G CORPORATION


                                       By /s/DAN L. HALE
                                          Name:   Dan L. Hale
                                          Title:  Executive Vice President and
                                                  Chief Financial Officer
                                       Corporate Center
                                       6225 Centennial Way - A3
                                       Baltimore, MD 21209
                                       Facsimile number: (410) 205-6802

                                       MORGAN GUARANTY TRUST COMPANY
                                         OF NEW YORK, as Administrative Agent


                                       By /s/MARIA H. DELL'AQUILA
                                          Name:   Maria H. Dell'Aquila
                                          Title:  Vice President
                                       60 Wall Street
                                       New York, New York 10260-0060
                                       Attention: Jerry J. Fall
                                       Telex number: 177615
                                       Facsimile number: (212) 648-5249


                                       DEUTSCHE BANK AG, NEW YORK BRANCH,
                                         as Documentation Agent


                                       By /s/JOHN S. MCGILL
                                          Name:   John S. McGill
                                          Title:  Vice President

                                       By /s/LOUIS CALTAVUTURO
                                          Name:   Louis Caltavuturo
                                          Title:  Vice President
                                       31 West 52nd Street
                                       New York, New York 10019
                                       Attention: Susan A. Maros
                                       Telex number: 429166
                                       Facsimile number: (212) 469-8366

Commitments

$20,000,000                            MORGAN GUARANTY TRUST COMPANY
                                         OF NEW YORK

                                       By /s/MARIA H. DELL'AQUILA
                                          Name:   Maria H. Dell'Aquila
                                          Title:  Vice President


$20,000,000                            DEUTSCHE BANK AG, NEW YORK AND/OR
                                         CAYMAN ISLANDS BRANCHES

                                       By /s/JOHN S. MCGILL
                                          Name:   John S. McGill
                                          Title:  Vice President

                                       By /s/LOUIS CALTAVUTURO
                                          Name:   Louis Caltavuturo
                                          Title:  Vice President


$16,000,000                            THE BANK OF NEW YORK

                                       By /s/LIZANNE T. EBERLE
                                          Name:   Lizanne T. Eberle
                                          Title:  Vice President


$16,000,000                            BANKBOSTON, N.A.

                                       By /s/LAWRENCE C. BIGELOW
                                          Name:   Lawrence C. Bigelow
                                          Title:  Managing Director


$16,000,000                            CITIBANK, N.A.

                                       By /s/PETER C. BICKFORD
                                          Name:   Peter C. Bickford
                                          Title:  Attorney-In-Fact


$16,000,000                            THE FIRST NATIONAL BANK OF MARYLAND

                                       By /s/BROOKS W. THROPP
                                          Name:   Brooks W. Thropp
                                          Title:  Vice President


$16,000,000                            MELLON BANK, N.A.

                                       By /s/SUSAN M. WHITEWOOD
                                          Name:   Susan M. Whitewood
                                          Title:  Vice President


$16,000,000                            NATIONSBANK, N.A.

                                       By /s/JIM V. MILLER
                                          Name:   Jim V. Miller
                                          Title:  Senior Vice President


$8,000,000                             ABN AMRO BANK N.V.

                                       By /s/VICTOR J. FENNON
                                          Name:   Victor J. Fennon
                                          Title:  Vice President

                                       By /s/JAMES S. MITCHELL
                                          Name:   James S. Mitchell
                                          Title:  Vice President


$8,000,000                             BANK ONE, TEXAS, N.A.

                                       By /s/TIMOTHY J. STAMBAUGH
                                          Name:   Timothy J. Stambaugh
                                          Title:  Senior Vice President


$8,000,000                             CRESTAR BANK, a Virginia
                                          banking corporation

                                       By /s/ANDREW P. WALLER
                                          Name:   Andrew P. Waller
                                          Title:  Assistant Vice President


$8,000,000                             FIRST UNION NATIONAL BANK

                                       By /s/GAIL M. GOLIGHTLY
                                          Name:   Gail M. Golightly
                                          Title:  Senior Vice President


$8,000,000                             MERCANTILE-SAFE DEPOSIT & TRUST
                                         COMPANY

                                       By /s/NICHOLAS C. RICHARDSON
                                          Name:   Nicholas C. Richardson
                                          Title:  Vice President


$8,000,000                             THE NORTHERN TRUST COMPANY

                                       By /s/RICHARD BERGER
                                          Name:   Richard Berger
                                          Title:  Vice President


$8,000,000                             WACHOVIA BANK, N.A.

                                       By /s/M. EUGENE WOOD, III
                                          Name:   M. Eugene Wood, III
                                          Title:  Vice President


$8,000,000                             WELLS FARGO BANK, N.A.

                                       By /s/FRIEDA YOULIOS
                                          Name:   Frieda Youlios
                                          Title:  Vice President

                                       By /s/RACHEL UYAMA
                                          Name:   Rachel Uyama
                                          Title:  Assistant Vice President

-------------------
Total Commitments
$200,000,000

                                PRICING SCHEDULE


     The "Euro-Dollar Margin", "CD Margin" and "Facility Fee Rate" for any day are the respective percentages set forth below in the applicable row under the column corresponding to the Status that exists on such day:


Status                Level I     Level II   Level III    Level IV     Level V
Euro-Dollar Margin    0.23%       0.245%     0.26%        0.34%        0.45%
CD Margin             0.355%      0.37%      0.385%       0.465%       0.575%
Facility Fee Rate     0.07%       0.08%      0.09%        0.11%        0.15%

     For purposes of this Schedule, the following terms have the following meanings, subject to the final two paragraphs of this Schedule:

     "Level I Status" exists at any date if, at such date, the Borrower's senior unsecured long-term debt is rated at least A- by S&P or A3 by Moody's.

     "Level II Status" exists at any date if, at such date, (i) the Borrower's senior unsecured long-term debt is rated at least BBB+ by S&P or Baa1 by Moody's and (ii) Level I Status does not exist.

     "Level III Status" exists at any date if, at such date, (i) the Borrower's senior unsecured long-term debt is rated at least BBB by S&P or Baa2 by Moody's and (ii) neither Level I Status nor Level II Status exists.

     "Level IV Status" exists at any date if, at such date, (i) the Borrower's senior unsecured long-term debt is rated at least BBB- by S&P or Baa3 by Moody's and (ii) none of Level I Status, Level II Status and Level III Status exists.

     "Level V Status" exists at any date if, at such date, no other Status exists.

     "Moody's" means Moody's Investors Service, Inc., and its successors.

     "S&P" means Standard & Poor's Ratings Services, and its successors.

     "Status" refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status exists at any date.

     The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of the Borrower without third-party credit enhancement, and any rating assigned to any other debt security of the Borrower shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date.

     If the Borrower is split-rated and the rating differential is one level, the higher of the two ratings will apply (e.g. A-/Baa1 results in Level I Status and BBB+/Baa2 results in Level II Status). If the Borrower is split-rated and the ratings differential is more than one level, the average of the two ratings (or the higher of any two intermediate ratings) shall be used (e.g. A-/Baa2 results in Level II Status, as does A-/Baa3).

                                                                     EXHIBIT A

                                      NOTE


                                                              New York, New York
                                                                          , 19

     For value received, USF&G CORPORATION, a Maryland corporation (the "Borrower"), promises to pay to the order of (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the maturity date therefor specified in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

     All Loans made by the Bank, the respective types, Classes and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

     This note is one of the Notes referred to in the 364-Day Credit and Reimbursement Agreement dated as of December 18, 1997 among the Borrower, the banks listed on the signature pages thereof, Morgan Guaranty Trust Company of New York, as Administrative Agent, and Deutsche Bank AG, New York Branch, as Documentation Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.



                                       USF&G CORPORATION


                                       By___________________
                                       Title: Vice President

                         LOANS AND PAYMENTS OF PRINCIPAL


                         Class and      Amount of
           Amount of      Type of       Principal      Maturity         Notation
  Date       Loan          Loan          Repaid          Date           Made by

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                                                                     EXHIBIT B

                       Form of Money Market Quote Request


                                                                        [Date]


To:      Morgan Guaranty Trust Company of New York
         (the "Administrative Agent")

From:    USF&G Corporation

Re:      364- Day Credit and Reimbursement Agreement (the
         "Credit Agreement") dated as of December 18,
         1997 among the Borrower, the Banks listed on the signature pages thereof, the
         Administrative Agent, and Deutsche Bank AG,
         New York Branch, as Documentation Agent

         We hereby give notice pursuant to Section 2.03 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):

Date of Borrowing: __________________

Principal Amount(1)                                  Interest Period(2)

$


         Such Money Market Quotes should offer a Money Market [Margin]
[Absolute Rate].[The applicable base rate is the London Interbank Offered Rate.]

         Terms used herein have the meanings assigned to them in the Credit Agreement.

                                        USF&G CORPORATION



                                        By_________________
                                        Title:
__________
     (1) Amount must be $5,000,000 or a larger multiple of $1,000,000.

     (2) Not less than one month (LIBOR Auction) or not less than 7 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

                                                                     EXHIBIT C


                   Form of Invitation for Money Market Quotes


To:      [Name of Bank]

Re:      Invitation for Money Market Quotes to
         USF&G Corporation (the "Borrower")


     Pursuant to Section 2.03 of the 364-Day Credit and Reimbursement Agreement dated as of December 18, 1997 among the Borrower, the Banks parties thereto, the undersigned, as Administrative Agent, and Deutsche Bank AG, New York Branch, as Documentation Agent, we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes to the Borrower for the following proposed Money Market Borrowing(s):


Date of Borrowing: __________________

Principal Amount                                 Interest Period

$

     Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

     Please respond to this invitation by no later than [2:00 P.M.] [9:30 A.M.] (New York City time) on [date].

                                       MORGAN GUARANTY TRUST COMPANY
                                       OF NEW YORK, as Administrative Agent


                                       By__________________________________
                                                 Authorized Officer

                                                                     EXHIBIT D


                           Form of Money Market Quote

To: Morgan Guaranty Trust Company of New York, as Administrative Agent

Re:      Money Market Quote to USF&G Corporation
         (the "Borrower")

         In response to your invitation on behalf of the Borrower dated __________, we hereby make the following Money Market Quote on the following terms:

1.       Quoting Bank: ________________________________
2.       Person to contact at Quoting Bank:
         -----------------------------
3.       Date of Borrowing: ____________________(3)
4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

         Principal   Interest          Money Market
         Amount(4)   Period(5)         [Margin(6)]            [Absolute Rate(7)]

$
$


         [Provided, that the aggregate principal amount of Money Market Loans for which the above offers may be accepted shall not exceed $____________.]**

         We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the 364-Day Credit and Reimbursement Agreement dated as of December 18, 1997 among the Borrower, the Banks listed on the signature pages thereof, yourselves, as Administrative Agent, and Deutsche Bank AG, New York Branch, as Documentation Agent, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.

                                       Very truly yours,

                                       [NAME OF BANK]


Dated:_______________                  By:__________________________
                                             Authorized Officer

__________
     (3) As specified in the related Invitation.

     (4) Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $5,000,000 or a larger multiple of $1,000,000.

     (5) Not less than one month or not less than 7 days, as specified in the related Invitation. No more than five bids are permitted for each Interest Period.

     (6) Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS"

     (7)Specify rate of interest per annum (to the nearest 1/10,000th of 1%).

                                                                     EXHIBIT E


                                 OPINION OF THE
                     DEPUTY GENERAL COUNSEL OF THE BORROWER


To the Banks and the Agents
Referred to Below
c/o Deutsche Bank AG,
  New York Branch,
  as Documentation Agent
31 West 52nd Street
New York, New York 10019

Dear Sirs:

     I am Deputy General Counsel for USF&G Corporation (the "Borrower") and have acted in such capacity in connection with the 364-Day Credit and Reimbursement Agreement (the "Credit Agreement") dated as of December 18, 1997 among the Borrower, the banks parties thereto, Morgan Guaranty Trust Company of New York, as Administrative Agent, and Deutsche Bank AG, New York Branch, as Documentation Agent. Terms defined in the Credit Agreement are used herein as therein defined. This opinion is being rendered to you at the request of my client pursuant to
Section 3.01(b) of the Credit Agreement.

     I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

     Upon the basis of the foregoing, I am of the opinion that:

     1. The Borrower is a corporation validly existing and in good standing under the laws of Maryland, and has all corporate powers required to carry on its business as now conducted.

     2. The Borrower has all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, other than such licenses, authorizations, consents and approvals which, if not held or obtained by the Borrower, do not, in the aggregate, have a Material Adverse Effect.

     3. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by the Borrower by or in respect of, or filing by the Borrower with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation or by-laws of the Borrower.

     4. To the best of my knowledge after responsible inquiry, the execution, delivery and performance by the Borrower of the Credit Agreement and the Notes do not contravene, or constitute a default under, any provision of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries or result in the creation or imposition of any material Lien on any asset of the Borrower or any of its Subsidiaries.

     5. There is no action, suit or proceeding pending or, to the best of my knowledge, threatened against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable expectation of an adverse decision which reasonably could be expected to materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity of the Credit Agreement or the Notes, except as may have been disclosed in the financial statements referred to in Section 4.04(a) and (b) of the Credit Agreement.

     6. Each of the Borrower and the Borrower's corporate Subsidiaries named below is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, other than such licenses, authorizations, consents and approvals which, if not held or obtained by the Borrower or such Subsidiary, do not, in the aggregate, have a Material Adverse Effect. The Subsidiaries referred to in this paragraph are United States Fidelity and Guaranty Company and Fidelity and Guaranty Life Insurance Company. Davis Polk & Wardwell may rely on this opinion in connection with the rendering by such firm of an opinion to you dated the date hereof with respect to the Agreement.

                                       Very truly yours,

                                                                     EXHIBIT F


                                   OPINION OF
                            COUNSEL FOR THE BORROWER


To the Banks and the Agents
Referred to Below
c/o Deutsche Bank AG,
  New York Branch,
  as Documentation Agent
31 West 52nd Street
New York, New York 10019

Dear Sirs:

     We have acted as counsel for USF&G Corporation (the "Borrower") in connection with the 364-Day Credit and Reimbursement Agreement (the "Credit Agreement") dated as of December 18, 1997 among the Borrower, the banks parties thereto, Morgan Guaranty Trust Company of New York, as Administrative Agent, and Deutsche Bank AG, New York Branch, as Documentation Agent. Terms defined in the Credit Agreement are used herein as therein defined. This opinion is being rendered to you at the request of our client pursuant to Section 3.01(c) of the Credit Agreement.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion. In rendering this opinion, we have assumed that all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies conform to the original document, all signatures on all documents submitted to us for examination are genuine, and all public records received are accurate and complete.

     Upon the basis of the foregoing, we are of the opinion that the Credit Agreement constitutes a valid and binding agreement of the Borrower and each Note constitutes a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity (including public policy limitations on the indemnification provisions thereof).

     You may rely upon this opinion only in connection with the transactions being consummated pursuant to the Credit Agreement and neither you nor any other person may rely upon or use this opinion for any other purpose whatsoever. However, Davis Polk & Wardwell may rely on this opinion in connection with the rendering by such firm of an opinion to you dated the date hereof with respect to the Agreement.

                                       Very truly yours,

                                                                     EXHIBIT G


                                   OPINION OF
                     DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                                 FOR THE AGENTS


To the Banks and the Agents
Referred to Below
c/o Deutsche Bank AG,
  New York Branch,
  as Documentation Agent
31 West 52nd Street
New York, New York 10019

Dear Sirs:

     We have participated in the preparation of the 364-Day Credit and Reimbursement Agreement (the "Credit Agreement") dated as of December 18, 1997 among USF&G Corporation, a Maryland corporation (the "Borrower"), the banks parties thereto (the "Banks"), Morgan Guaranty Trust Company of New York, as Administrative Agent (the "Administrative Agent") and Deutsche Bank AG, New York Branch, as Documentation Agent (the "Documentation Agent" and together with the Administrative Agent, the "Agents"), and have acted as special counsel for the Agents for the purpose of rendering this opinion pursuant to Section 3.01(d) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

     Upon the basis of the foregoing, we are of the opinion that the Credit Agreement constitutes a valid and binding agreement of the Borrower and each Note constitutes a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

     We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect. Insofar as the foregoing opinion involves matters governed by the laws of Maryland, we have relied, without independent investigation, upon the opinions of J. Kendall Huber, Deputy General Counsel of the Borrower, and of Piper & Marbury, counsel for the Borrower, a copy of each of which has been delivered to you.

     This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other Person without our prior written consent.

                                            Very truly yours,

                                                                     EXHIBIT H


                       ASSIGNMENT AND ASSUMPTION AGREEMENT


     AGREEMENT dated as of _________, 19__ among [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"), USF&G CORPORATION (the "Borrower"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent (the "Administrative Agent"), and MORGAN GUARANTY TRUST COMPANY OF NEW YORK and DEUTSCHE BANK, NEW YORK BRANCH, as Swingline Banks (the "Swingline Banks").

                               W I T N E S S E T H

     WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the 364-Day Credit and Reimbursement Agreement dated as of December 18 1997 among the Borrower, the Assignor and the other Banks party thereto, as Banks, the Administrative Agent, and Deutsche Bank AG, New York Branch, as Documentation Agent (the "Credit Agreement");

     WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed $__________;

     WHEREAS, Committed Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof; and

     WHEREAS, the Assignor proposes to assign to the

     Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "Assigned Amount"), together with a corresponding portion of its outstanding Committed Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms; NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:


     SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

     SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee without recourse all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Committed Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee[, the Borrower], each Swingline Bank and the Administrative Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

     SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them.(8) It is understood that commitment and/or facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof in respect of the Assigned Amount are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

     [SECTION 4. Consent of the Borrower, the Swingline Banks and the Administrative Agent. This Agreement is conditioned upon the consent of the Borrower, the Swingline Banks and the Administrative Agent pursuant to Section 9.06(c) of the Credit Agreement. The execution of this Agreement by the Borrower, the Swingline Banks and the Administrative Agent is evidence of this consent. Pursuant to Section 9.06(c) the Borrower agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.]

_________
     (8) Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generally or by formula rather than as a fixed sum.
_________

     SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower, or the validity and enforceability of the obligations of the Borrower in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

     SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                       [ASSIGNOR]


                                       By__________________
                                         Title:

                                       [ASSIGNEE]


                                        By_________________
                                          Title:

                                        USF&G CORPORATION


                                        By_________________
                                          Title:


                                        MORGAN GUARANTY TRUST COMPANY
                                        OF NEW YORK, as Administrative Agent and
                                        Swingline Bank


                                        By_________________
                                          Title:


                                        DEUTSCHE BANK, NEW YORK BRANCH,
                                        as Swingline Bank


                                        By_________________
                                          Title: